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                                           FIRST
AMENDMENT TO LEASE

(Allentown Facility)

     This First Amendment to Lease (Allentown
Facility) ("Amendment") is dated as of December
13, 1995, by and between HCPI TRUST, a Maryland real estate investment trust ("Lessor") and EMERITUS CORPORATION, a Washington corporation
("Lessee").


RECITALS

     A. Lessor and Lessee entered into a Lease dated as of October 19, 1995 (the
"Lease") for the Allentown facility located in the City of Allentown, County of Lehigh, Commonwealth of Pennsylvania.

     B. Lessor and Lessee desire to memorialize their understanding regarding certain provisions of the Lease.


AGREEMENT

     Capitalized terms not otherwise defined
herein shall have the meaning ascribed to them in the Lease. Lessor and Lessee hereby agree as follows:

     1. Notwithstanding the Allentown Memorandum of Lease, the Commencement Date of the Lease is October 23, 1995 ;

     2. The Fixed Term of the Lease shall end on October 31, 2007 ;

     3. The first Lease Year for the Lease
commences on November 1, 1995 and ends on October
31, 1996; and

     4. The first Quarter for which Additional
Rent shall be due commences on November 1, 1997.

     Except as amended above, the Lease between Lessor and Lessee shall remain in full force and effect. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

HCPI TRUST, a Maryland real estate
EMERITUS CORPORATION, a
investment trust
Washington corporation

By: /s/ Edward J. Henning
By: /s/ Kelly J. Price
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Its:   Secretary
Its:   Secretary
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